Calculation of Filing Fee Tables
Form S-8
(Form Type)
POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	4,225,990(2)	$8.39	$35,456,056.10	.00011020	$3,907.26
Total Offering Amounts					$35,456,056.10		$3,907.26
Total Fee Offsets							—
Net Fee Due							$3,907.26

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of POINT Biopharma Global Inc. (the “Registrant”) which become issuable under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Shares of Common Stock available for issuance under the Plan were previously registered on a registration statement on Forms S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2021 (File No. 333-259171) and August 12, 2022 (File No. 333-266812).

(2)
Represents 4,225,990 shares of Common Stock that were automatically added to the shares of Common Stock authorized for issuance under the Plan on January 1, 2023 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision, on January 1, 2022 and each January 1 thereafter, the number of shares of Common Stock reserved and available for issuance under the Plan is automatically increased by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares of Common Stock as determined by the Registrant’s Board of Directors.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, and based on $8.39, the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Capital Market on August 9, 2023 (such date being within five business days of the date that this Registration Statement was filed with the Commission).